MRC Global Announces Updated Third Quarter 2019 Revenue Estimates and a Share Repurchase Program Update

Houston, TX – September 5, 2019 – MRC Global Inc. (NYSE: MRC), the largest global distributor, based on sales, of pipe, valves and fittings and related products and services to the energy industry, today provided updated revenue estimates for the third quarter of 2019.

Due to continued reductions in customer spending levels and lower demand in the third quarter, primarily in the midstream and upstream sectors in the U.S. and the upstream sector in Canada, the company is lowering its revenue estimates for the third quarter of 2019. Typically, the third quarter is the company’s highest revenue‑generating quarter; however, this year is not following historical patterns. The company is now forecasting revenue for the third quarter of 2019 to be between $930 million and $950 million, a sequential decline from the second quarter of 2019 of 4.5% at the mid-point. Previously, the company expected revenue for the third quarter of 2019 to increase sequentially 2% to 4%. Given the lower third quarter estimate, revenue for the second half of 2019 is now expected to be lower than the first half of the year. The company expects current conditions to persist, and slower activity levels to continue into the fourth quarter.

Given the change in the company’s forecasted revenue discussed above, the most recent annual guidance provided on August 1, 2019 no longer reflects the company’s current expectations.

As a result of lower customer spending levels in the second half of 2019, the company will be implementing further operating cost reductions in the second half of the year, above the initial 125 to 150 headcount reductions previously forecasted. This will result in additional severance charges as the operating costs are aligned with a lower revenue outlook.

Additionally, during August 2019, the company purchased $13 million of its common stock at an average price of $13.59 per share. There is $12 million remaining available under the current authorization.

About MRC Global Inc.

MRC Global is the largest distributor of pipe, valves and fittings (PVF) and related infrastructure products and services to the energy industry, based on sales. Through approximately 300 service locations worldwide, over 3,500 employees and with nearly 100 years of history, MRC Global provides innovative supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream, midstream (including gas utilities) and downstream (including industrials). MRC Global manages a complex network of over 200,000 SKUs and 11,000 suppliers simplifying the supply chain for its over 15,000 customers. With a focus on technical products, value-added services, a global network of valve and engineering centers and an unmatched quality assurance program, MRC Global is the trusted PVF expert. Find out more at www.mrcglobal.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expect,” “expected,” “intend,” “believes,” “well positioned,” “strong position,” “looking forward,” “guidance,” “plans” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, adjusted EBITDA, tax rate, capital expenditures and cash flow, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the company’s ability to compete successfully with other companies in MRC Global’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves;  unexpected supply shortages;  cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline;  decreases in steel prices, which could significantly lower MRC Global’s profit;  increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes;  changes in the company’s customer and product mix;  risks related to the company’s customers’ creditworthiness; the success of the company’s acquisition strategies;  the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits; the company’s significant indebtedness;  the dependence on the company’s subsidiaries for cash to meet its obligations;  changes in the company’s credit profile;  a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation;  product liability claims against the company;  pending or future asbestos-related claims against the company; the potential loss of key personnel; interruption in the proper functioning of the company’s information systems and the occurrence of cyber security incidents; loss of third-party transportation providers;  potential inability to obtain necessary capital;  risks related to adverse weather events or natural disasters;  impairment of our goodwill or other intangible assets;  adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments, risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; risks related to the company’s intention not to pay dividends; and risks arising from compliance with and changes in law in the countries in which we operate, including (among others) changes in tax law, tax rates and interpretation in tax laws. In addition, the Company’s intention to continue to repurchase shares of common stock is also subject to the trading price of the stock being at prices that the Company believes are favorable to stockholders and to the Company’s debt and liquidity levels being at levels the Company deems sufficient to repurchase shares.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847